Exhibit 99.6

Nationwide video

October 4, 2011

Michael Browne, president and CEO of Harleysville Insurance

Harleysville and Nationwide have entered into an agreement to combine our organizations, contingent upon regulatory, stockholder and member approvals. I believe this is a great strategic step for both companies.

Kim Austen, president and COO of Allied Insurance

Today we have the opportunity to announce the agreement to merge Harleysville and Nationwide Mutual together, and create an organization that is even stronger for both sides.

Steve Rasmussen, CEO of Nationwide Insurance

Harleysville compliments our structure in many ways. First of all, their dominance has been for years in the Northeast states and the Mid-Atlantic states and the independent agency ranks. And they’ve also been viewed over time as a very well-respected commercial carrier, so those things compliment our growth goals for Allied and the independent agency channel. But also bring us expertise more broadly in terms of their knowledge of commercial lines, commercial pricing and other things.

Browne

Harleysville is 96 years old. We started as a mutual. You know our tagline is “Good people to know.” And that I think it really is reflective of our culture. We are a people first culture. People are very important and we pride ourselves on our service to our agencies and our policyholders.

Austen

What this gives us the opportunity to do is extend Nationwide’s independent agency a piece across the entire nation. Allied has been working for many years to move to the East and interestingly enough Harleysville, who is headquartered in the Northeast and very strong in this part of the country, has been moving their operations to the West. And the combination of the two will truly make us a national player for independent agents.

Browne

I think it’s a very exciting and strategic step for our company. We remain committed to independent agents, which is always been our business model. But that now, we have more product, we have more capacity, so we have more sources to bring to the marketplace. I think we’re going to be able to grow and that means our independent agencies are going to be able to grow their business. And I think once they really understand what this combination means for them, I think our agents are going to be truly excited about it.

Rasmussen

Frankly our company is split into three pretty equal slices of the pie. Nationwide is roughly between all the parts that Kim manages, which are Allied, Scottsdale, Nationwide Agribusiness and Titan. All four of those together are roughly one third of our revenue. Nationwide Insurance, our exclusive agency arm, is roughly one third of our revenue. And our life company is roughly one third of our revenue.

So we’re a pretty diversified organization and a lot of people don’t necessarily always think of us that way and all the things that we do and can do as an organization. We have a very effective bank, we do a number of other businesses that we have, that I think add to the total equation of our relationships with not only our producers, but our relationships with our ultimate clients out there and the folks that we take care of every day.

In 1998, in October, I was sitting exactly were you are, and wondering, well what’s going to happen to me. This is a winner. I understand the absolute emotion of well shock and what’s this going to mean to me and are these guys really what they look like? All we can do is prove it to you over time. And that will be our test, and you hold us to it. Cause in the end it’s all of you who get the job done. You’re the ones who are close to our customers, so you’re the ones we count on.

This communication may be deemed to be solicitation material in respect of the proposed transactions. In connection with the proposed transactions, a proxy statement of Harleysville Group Inc. and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HARLEYSVILLE GROUP INC. AND THE PROPOSED TRANSACTIONS. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Harleysville Group Inc. on the SEC’s website at http://www.sec.gov. Free copies of Harleysville Group Inc.’s SEC filings are also available from Harleysville Group Inc., 355 Maple Avenue, Harleysville, PA 19438-2297, Attention: Mark R. Cummins, Executive Vice President, Chief Investment Officer & Treasurer.